HEADERS ARE MANUAL Developing the Urban Home August 2005 Developing the Urban Home March 15, 2006

Forward Looking Statement Disclaimer Statements contained in this presentation that are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Acts of 1995. Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those currently anticipated due to a number of factors that include, but are not limited to, unfavorable changes in the residential and multifamily markets, the possibility that acquisitions or new developments may not achieve anticipated results, difficulties in selling existing multifamily communities, changing economic conditions, changes in interest rates, the availability of financing and/or sufficient cash flow to fund obligations and acquisitions and other risk factors as discussed in documents filed periodically by the Company with the Securities and Exchange Commission. The statements made in this presentation are made as of today, based upon information currently known to management, and the Company disclaims any duty to update such statements. 1

Tarragon Corporation - An Urban Homebuilder 2 NASDAQ listed C-corp with approximately $610 million of equity market capitalization(a) Corporate headquarters in New York City with regional offices in CT, TX and FL 2005 Homebuilding Revenue (including revenue from unconsolidated subsidiaries) of $736 million up 133% from 2004 Homebuilding Revenue projected to approach $1 Billion in 2006 Executed Investment Division Capital Redeployment Program in 2005 Generated $121 million in pre-tax earnings and $129 million in cash and reduced consolidated debt by $249 million Additional $90 million in pre-tax earnings, $98 million in cash and consolidated debt reduction of $116 million anticipated in 2006 Earmarked 2,650 rental apartments for redevelopment or conversion to condominium - anticipated revenue of $485 million of which $32 million was recognized in 2005 (a) Based on price of common stock of $18.87 as of 3/14/2006 and a fully-diluted share count of 32.3 million shares.

Tarragon Corporation - An Urban Homebuilder 2005 income from continuing operations of $3.36 per diluted share- up 173% Projected 2006 income from continuing operations of $3.70 to $4.20 per diluted share Approximately 16,800 homes in 46 active communities and 30 development pipeline projects as of December 31, 2005 Core Markets include New Jersey, Florida, New York, Connecticut, Tennessee and Texas Experienced management team with 50+% ownership 3

Tarragon - Strong Growth and Momentum 4 2001 2002 2003 2004 2005 4.32 5.44 8.81 11.93 20.62 Year-End Stock Price Closing bid on 12/31, adjusted for splits

Tarragon - Strong Growth and Momentum 5 Pipeline includes future communities where Tarragon has site control through option, contract or ownership. 2002 2003 2004 2005 2006E East 26.2 153.9 315.5 735.5 950

Significant Growth in Homebuilding Sales 6 Value of home deliveries may differ from revenue recognized during period due to those projects accounted for under the percentage of completion method.

Significant Growth in Year -End Sales Backlog 7 Note: As of 12/31/2005, $57 million of sales backlog had been recognized under the percentage of completion method.

Our Urban Homebuilding Strategy 8 Focus on high-density, urban locations High barriers to entry Unsatisfied demand Track record in navigating complex political/entitlement process Diverse customer base reduces reliance on any one demographic segment Demand-driven approach to development with the ability to respond to multiple market segments Traditional and townhouse n Active-adult communities High-rise and mid-rise n Vacation condominiums Multifamily rental n Condominium conversions Manage development risk Bonded, fixed-price construction contracts Disciplined underwriting

Tarragon's Broad Product Mix 9

Kissimmee, FL Ft Lauderdale, FL Lake Helen, FL Apopka, FL Hypoluxo, FL Boynton Beach, FL Aventura, FL Miami Beach, FL Pompano Beach, FL Jupiter, FL Charlestown, SC Mt Pleasant, SC Deland, FL Orlando, FL Celebration, FL Jacksonville, FL Ft. Myers, FL Tampa, FL Concentration in Markets with Pent-Up Demand Operates in 7 states 10 h:/g/m/ben chen/ 2005-04-27/core market.wor Houston, TX Nashville, TN Edgewater, NJ East Hanover, NJ Hoboken, NJ Palisades Park, NJ Warwick, NY Wycoff, NJ Hartford, CT Rutherford, NJ East Haven, CT Murfreesboro, TN Sarasota, FL Lauderdale Lakes, FL Bonita Springs, FL Naples, FL Bradenton, FL Stamford Norwich Norwalk Middletown, RI

Tarragon's Broad Product Mix of Active Projects and Development Pipeline As of December 31, 2005 11 (B) Represents 38% of units and 60% of projected Sales in Active/Pipeline (C) Represents 59% of units and 38% of projected Sales in Active/Pipeline (A) Percentages are based on estimated sellout values

Mid-Rise Development - Hoboken Upper Grand Official re-developer of the Hoboken Northwest Redevelopment Zone Developing seven residential projects, including one rental property, with plans to develop 1,500 additional homes in the future Projected performance(a) ($ in millions) Per Company management projections. Low income tax credit rental development. 12

Condo Conversions - Waterstreet at Celebration and Central Park at Lee Vista A townhouse and condominium conversion with 232 units located in central Celebration, FL Two-stage condominium conversion with 296 units in Orlando, FL 13 Projected performance(a) (a) (a) Developed by Tarragon as a rental property. Commenced condominium conversion in third quarter 2005.

Capital Redeployment Program 14 2005 Results involving 42 properties with 8,627 apartment units and 360,000 square feet of commercial space Generated $129 million in net cash proceeds and pre-tax income of $121 million Eliminated $249 million of consolidated debt Retained Fair Market Value Equity interest of $82 million in 6,044 units (based on current lender appraisals) Anticipated 2006 Results Additional net cash proceeds of $98 million and pre-tax income of $90 million Additional reduction in consolidated debt of approximately $116 million Key Ratio Trends

Deep, Experienced Team of Senior Executives 15

Summary 16 Proven Urban Homebuilding Model Track Record of strong financial results Near-term earnings visibility from $427 million backlog Earnings momentum from combined 16,842 homes in active and pipeline projects Superior margins from urban homebuilding strategy Monetization of rental portfolio to fuel the growth of homebuilding operation and strengthen company's financial position Experienced management team with 50+% ownership